EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-212812 on Form S-3 and Registration Statement Nos. 333-205825 and 333-282808 on Form S-8 of our reports dated September 10, 2026, relating to the financial statements of MasterCraft Boat Holdings, Inc. and the effectiveness of MasterCraft Boat Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2026.

/s/ Deloitte & Touche LLP

Nashville, Tennessee

September 10, 2026